Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   33-0266015
(State or other jurisdiction of             (I.R.S. Employer Idnetification No.)
 incorportaion or organization)

           40-004 COOK STREET
         PALM DESERT, CALIFORNIA                           92211
(Address of principal executive offices)                 (Zip Code)

                         1991 EMPLOYEE STOCK OPTION PLAN
                            (Full title of the plan)

                            DAMIAN C. GEORGINO, ESQ.
              EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                        UNITED STATES FILTER CORPORATION
                               40-004 COOK STREET
                          PALM DESERT, CALIFORNIA 92211
                     (Name and address of agent for service)

                                 (760) 340-0098
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                        PROPOSED       PROPOSED
     TITLE OF                           MAXIIMUM        MAXIMUM       AMOUNT OF
    SECURITIES        AMOUNT TO       OFFERING PRICE   AGGREGATE    REGISTRATION
 TO BE REGISTERED   BE REGISTERED      PER SHARE     OFFERING PRICE     FEE
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Common Stock, par    1,313,846        $20.25(1)      $26,605,381      $7,396.30
value $.01 per
share                1,186,154         11.50(2)      $13,640,771      $3,792.14

================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c). The fee is calculated on the basis of the average of the high and low prices for the Common Stock of United States Filter Corporation on November 13, 1998 as reported on the New York Stock Exchange Composite Tape.

(2) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the plan was calculated pursuant to Rule 457(h) using the price at which such options may be exercised.
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



      This Registration Statement is being filed to register an additional 2,500,000 shares of Common Stock of United States Filter Corporation (the "Company") as a result of an increase in the number of shares issuable under the Company's 1991 Employee Stock Option Plan. The earlier Registration Statements on Form S-8 filed by the Company with the Commission on July 8, 1992 (File No. 33-49382), December 31, 1992 (File No. 33-56744), December 23, 1993 (File No.
33-73542),  February  22, 1995 (File No.  33-89662),  October 10, 1995 (File No.
33-63285 ) and November 13, 1996 (333-16083) pertaining to the Company's 1991 Employee Stock Option Plan are hereby incorporated by reference. This incorporation is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1998; (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (as amended by Form 10-Q/A dated November 9, 1998); (iii) the Company's Current Reports on Form 8-K dated December 9, 1997, January 16, 1998, May 12, 1998, May 19, 1998, June
15, 1998 and August 14, 1998, November 9, 1998 and November 10, 1998, and the Company's Current Reports on Form 8-K/A dated February 6, 1998 and March 4, 1998 (amending the Current Report on Form 8-K dated December 9, 1997), February 6, 1998, March 4, 1998, May 12, 1998 and May 14, 1998 (amending the Current Report on Form 8-K dated January 16, 1998), May 14, 1998 (amending the Current Report on Form 8-K dated May 12, 1998), August 17, 1998 (amending the Current Report on Form 8-K dated August 14, 1998) and September 18, 1998 (amending the Current Report on Form 8-K dated June 15, 1998); and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

      All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the 1991 Employee Stock Option Plan meeting the requirements of Section 10(a) of the United States Securities Act of 1933, as amended (the "Securities Act").

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.



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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Certificate of Incorporation and the By-laws of the Company provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Company.

      Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

      If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

      Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

      The Company maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Company.

ITEM 8.  EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

EXHIBIT NO.           DESCRIPTION
-----------           -----------
4.1                   Restated   Certificate  of   Incorporation,   as  amended
                      (incorporated   by  reference  to  Exhibit  3.01  to  the
                      Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 1-10728)).

4.2                   Restated Bylaws (incorporated by reference to Exhibit
                      3.3 to the Company's Registration Statement on Form S-1 (No. 33-41089)).




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4.3                   1991 Employee Stock Option Plan, as amended,  through June
                      12, 1997 (incorporated by reference to Exhibit 4.02 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 1-10728)).

5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the securities registered hereunder.

23.1                  Consent of KPMG Peat Marwick LLP.

23.2                  Consent of Ernst & Young LLP.

23.3 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

23.4                  Consent of PricewaterhouseCoopers.

24.1 Power of Attorney (set forth on the signature page of this Registration Statement).





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                                   SIGNATURES


      Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on this 12th day of November, 1998.

                                    UNITED STATES FILTER CORPORATION


                                    By: /s/ RICHARD J. HECKMANN
                                        ----------------------------------------
                                        Richard J. Heckmann
                                        Chairman of the Board, Chief Executive
                                        Officer and President

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of United States Filter Corporation hereby constitutes and appoints Richard J. Heckmann and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act, including post-effective amendments and other related documents, and to file the same with the Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

             SIGNATURE                      TITLE                   DATE
             ---------                      -----                   ----

      /s/ RICHARD J. HECKMANN       Chairman of the Board,     November 12, 1998
----------------------------------  Chief Executive Officer
         Richard J. Heckmann        and President and a
                                    Director

      /s/ KEVIN L. SPENCE           Executive Vice President   November 12, 1998
----------------------------------  and Chief Financial
         Kevin L. Spence            Officer (Principal
                                    Accounting Officer)

      /s/ NICHOLAS C. MEMMO         President and Chief        November 12, 1998
----------------------------------  Operating Officer - North
        Nicholas C. Memmo           American Process Water
                                    Group and a Director





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            SIGNATURE                       TITLE                   DATE
            ---------                       -----                   ----

     /s/ ANDREW D.SEIDEL            President and Chief        November 12, 1998
----------------------------------  Operating Officer - North
         Andrew D. Seidel           American Wastewater Group
                                    and a Director

     /s/ JAMES E. CLARK             Director                   November 12, 1998
----------------------------------
         James E. Clark

     /s/ JOHN L. DIEDERICH          Director                   November 12, 1998
----------------------------------

         John L. Diederich
     /s/ ROBERT S. HILLAS           Director                   November 12, 1998
----------------------------------

         Robert S. Hillas
     /s/ ARTHUR B. LAFFER           Director                   November 12, 1998
----------------------------------

         Arthur B. Laffer
     /s/ ARDON E. MOORE             Director                   November 12, 1998
----------------------------------

         Ardon E. Moore
     /s/ ALFRED E. OSBORNE, JR.     Director                   November 12, 1998
----------------------------------

         Alfred E. Osborne, Jr.
     /s/ J. DANFORTH QUAYLE         Director                   November 12, 1998
---------------------------------
         J. Danforth Quayle

     /s/ C. HOWARD WILKINS, JR.     Director                   November 12, 1998
---------------------------------
         C. Howard Wilkins, Jr.






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                                  EXHIBIT INDEX


EXHIBIT NO.                             DESCRIPTION
-----------                             -----------
    4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.01 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No.
             1-10728)).
    4.2 Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1 (No. 33-41089)).
    4.3 1991 Employee Stock Option Plan, as amended, through June 12, 1997 (incorporated by reference to Exhibit 4.02 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 (File No. 1-10728)).
    5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the securities registered hereunder.
    23.1     Consent of KPMG Peat Marwick LLP.
    23.2     Consent of Ernst & Young LLP.
    23.3 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).
    23.4     Consent of PricewaterhouseCoopers.
    24.1 Power of Attorney (set forth on the signature page of this Registration Statement).



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